UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 10, 2016

Date of report (date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Completion of BioZone Sale

As previously disclosed, on April 21, 2016, MusclePharm Corporation (the “Company”) entered into an Agreement for Purchase and Sale of Stock (the “Acquisition Agreement”), by and among the Company, its wholly-owned subsidiary, BioZone Laboratories, Inc. (“BioZone”), BioZone Holdings, Inc. (the “Buyer”) and Flavor Producers, Inc., pursuant to which the Company sold 100% of the common stock of BioZone to the Buyer.

On May 16, 2016, the Company issued a press release announcing the completion of its sale of BioZone (the “Closing”). In accordance with the terms of the Acquisition Agreement, the Company received $8.3 million at Closing (with a potential additional $1.5 million being paid if certain financial targets are met), subject to certain post-closing adjustments including adjustments based on BioZone’s working capital as of the closing date. In connection with the Closing, the Company issued and pre-paid for purchase orders to BioZone under the Manufacturing and Supply Agreement described below of $2 million. In addition, the Company paid down $350,000 of BioZone’s accounts payables, which was deducted from the purchase price. As a result, the Company received $5.9 million net of the various adjustments detailed above. As part of the transaction, the Company also sold 200,000 shares of its common stock for $50,000.

This description of the Acquisition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Acquisition Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2016, and the terms of which are incorporated herein by reference.

Simultaneous with the Closing, the Company and BioZone entered into a Manufacturing and Supply Agreement (the “Manufacturing and Supply Agreement”) pursuant to which BioZone will continue to supply products which MusclePharm currently purchases from BioZone. MusclePharm is required to purchase a minimum of $3 million of products from BioZone annually. The Manufacturing and Supply agreement has an initial term of three (3) years.

Simultaneous with the Closing, the Company and Flavor Producers, Inc. (“FPI”), the parent company of the Buyer, entered into a Product Development and Supply Agreement (the “Development and Supply Agreement”) pursuant to which FPI will develop certain products to be sold by the Company. If the product development effort is successful, the Company has agreed to certain minimum purchases during the term of the Development and Supply Agreement.

In connection with the Closing, the Company and BioZone also entered into a Transition Services Agreement to provide administrative support, and a sub-lease for certain premises.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As discussed above, in connection with the Closing, the Company sold 200,000 shares of its common stock to CFC SoCal Holdings, LLC for a purchase price of $50,000.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release of MusclePharm Corporation, dated May 16, 2016.
99.2	Unaudited pro forma financial information of MusclePharm Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ John Price
Name: John Price Title: Chief Financial Officer

Date: May 16, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of MusclePharm Corporation, dated May 16, 2016.
99.2	Unaudited pro forma financial information of MusclePharm Corporation.